EXHIBIT 4.1

                              INTERIM SERVICES INC.

                           DEFERRED COMPENSATION PLAN














                                                         AS AMENDED AND RESTATED
                                                         EFFECTIVE APRIL 1, 1997
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                              INTERIM SERVICES INC.
                           DEFERRED COMPENSATION PLAN

         Effective as of the 1st day of April, 1997, Interim Services Inc. (the "Controlling Company") hereby amends and restates the Interim Services Inc. Deferred Compensation Plan (the "Plan").


                             BACKGROUND AND PURPOSE

         A. HISTORY. Effective on April 8, 1995, the Controlling Company adopted the Plan for the benefit of eligible employees. As permitted in Article 6 of the original Plan document, the Controlling Company now desires to amend and restate the Plan in its entirety.

         B. GOAL. The Controlling Company desires to continue to provide its eligible employees (and those of its affiliated companies that participate in the Plan) with an opportunity (i) to defer the receipt and income taxation of a portion of such employees' annual compensation, and (ii) to receive, on a deferred basis, matching contributions made with respect to at least a portion of such employees' own deferrals.

         C. COORDINATION WITH 401(K) PLAN. The Plan is intended to allow eligible employees to participate in the type of retirement benefits they otherwise would be able to attain under a 401(k) plan, but for the limits on contributions and benefits applicable to such plan under the Internal Revenue Code of 1986, as amended (the "Code"); including, without limitation, the maximum limits on compensation, employee deferrals and allocations (under Code Sections 401(a)(17), 402(g) and 415, respectively); and the discrimination testing limits (under Code Sections 401(k) and 401(m)).

         D. PURPOSE. The purpose of the Plan document is to set forth the terms and conditions pursuant to which these deferrals may be made and to describe the nature and extent of the employees' rights to their deferred amounts.

         E. TYPE OF PLAN. The Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.


                             STATEMENT OF AGREEMENT

         To amend and restate the Plan with the purposes and goals as hereinabove described, the Controlling Company hereby sets forth the terms and provisions as follows:
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                              INTERIM SERVICES INC.
                           DEFERRED COMPENSATION PLAN

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
DEFINITIONS                                                                    1
         1.1      Account                                                      1
         1.2      Administrative Committee                                     1
         1.3      Average Prime Rate                                           1
         1.4      Beneficiary                                                  1
         1.5      Board                                                        1
         1.6      Business Day                                                 1
         1.7      Change in Control                                            1
         1.8      Code                                                         1
         1.9      Compensation                                                 2
         1.10     Controlled Group                                             2
         1.11     Controlling Company                                          2
         1.12     Deferral Contributions                                       2
         1.13     Deferral Election                                            2
         1.14     Disability                                                   2
         1.15     Early Retirement Date                                        2
         1.16     Effective Date                                               2
         1.17     Eligible Employee                                            2
         1.18     Employment Date                                              3
         1.19     Entry Date                                                   3
         1.20     ERISA                                                        3
         1.21     401(k) Plan                                                  3
         1.22     Financial Hardship                                           3
         1.23     Interim Services Inc. Stock Fund                             3
         1.24     Investment Election                                          3
         1.25     Investment Funds                                             4
         1.26     Matching Contributions                                       4
         1.27     Normal Retirement Date                                       4
         1.28     Participant                                                  4
         1.29     Participating Company                                        4
         1.30     Plan                                                         4
         1.31     Plan Year                                                    4
         1.32     Surviving Spouse                                             4
         1.33     Trust or Trust Agreement                                     4
         1.34     Trustee                                                      4
         1.35     Trust Fund                                                   4
         1.36     Valuation Date                                               5

                                        i
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         1.37     Year of Vesting Service                                      5

ARTICLE II
ELIGIBILITY AND PARTICIPATION                                                  6
         2.1      Eligibility                                                  6
                  (a)      General Rule                                        6
                  (b)      Participation Upon Effective Date                   6
                  (c)      New Participating Companies                         6
                  (d)      Predecessor Employer                                6
         2.2      Procedure for Admission                                      6
         2.3      Cessation of Eligibility                                     7
                  (a)      Cessation of Eligible Status                        7
                  (b)      Inactive Participant Status                         7
         2.4      Participation after Reemployment                             7

ARTICLE III
PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING                                8
         3.1      Participants' Accounts                                       8
                  (a)      Establishment of Accounts                           8
                  (b)      Nature of Contributions and Accounts                8
                  (c)      Several Liabilities                                 8
                  (d)      General Creditors                                   8
         3.2      Deferral Contributions                                       8
                  (a)      Effective Date                                      9
                  (b)      Term                                                9
                  (c)      Amount                                              9
                  (d)      Revocation                                          9
                  (e)      Crediting of Deferred Compensation                  9
         3.3      Matching Contributions                                      10
         3.4      Debiting of Distributions                                   10
         3.5      Crediting of Earnings                                       10
         3.6      Vesting                                                     11
         3.7      Notice to Participants of Account Balances                  11
         3.8      Good Faith Valuation Binding                                11
         3.9      Errors and Omissions in Accounts                            11

ARTICLE IV
INVESTMENT FUNDS                                                              12
         4.1      Selection by Administrative Committee                       12
         4.2      Participant Direction of Deemed Investments                 12
                  (a)      Nature of Participant Direction                    12
                  (b)      Investment of Contributions                        12
                  (c)      Investment of Existing Account Balances            12
                  (d)      Administrative Committee Discretion                13

                                       ii
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ARTICLE V
PAYMENT OF ACCOUNT BALANCES                                                   14
         5.1      Benefit Payments Upon Termination of Service for
                    Reasons Other Than Death                                  14
                  (a)      General Rule Concerning Benefit Payments           14
                  (b)      Timing of Distribution                             14
         5.2      Form of Distribution                                        14
                  (a)      Single-Sum Payment                                 14
                  (b)      Annual Installments                                14
         5.3      Death Benefits                                              15
         5.4      In-Service Distributions.                                   16
                  (a)      Hardship Distributions                             16
                  (b)      Distributions with Forfeiture                      16
         5.5      Beneficiary Designation                                     16
                  (a)      General                                            16
                  (b)      No Designation or Designee Dead or Missing         16
         5.6      Taxes                                                       17

ARTICLE VI
CLAIMS                                                                        18
         6.1      Initial Claim                                               18
         6.2      Appeal                                                      18
         6.3      Satisfaction of Claims                                      18

ARTICLE VII
SOURCE OF FUNDS; TRUST                                                        19
         7.1      Source of Funds                                             19
         7.2      Trust                                                       19
                  (a)      Establishment                                      19
                  (b)      Distributions                                      19
                  (c)      Status of the Trust                                19
ARTICLE VIII
ADMINISTRATIVE COMMITTEE                                                      21
         8.1      Action                                                      21
         8.2      Rights and Duties                                           21
         8.3      Compensation, Indemnity and Liability                       22

ARTICLE IX
AMENDMENT AND TERMINATION                                                     23
         9.1      Amendments                                                  23
         9.2      Termination of Plan                                         23

                                       iii
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ARTICLE X
MISCELLANEOUS                                                                 24
         10.1     Taxation.                                                   24
         10.2     No Employment Contract                                      24
         10.3     Headings                                                    24
         10.4     Gender and Number                                           24
         10.5     Assignment of Benefits                                      24
         10.6     Legally Incompetent                                         24
         10.7     Governing Law                                               25

                                       iv
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                                    ARTICLE I
                                   DEFINITIONS

         For purposes of the Plan, the following terms, when used with an initial capital letter, shall have the meaning set forth below unless a different meaning plainly is required by the context.

         1.1 ACCOUNT shall mean, with respect to a Participant or Beneficiary, the total dollar amount or value evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary.

         1.2 ADMINISTRATIVE COMMITTEE shall mean the committee as shall be appointed by the Board to act on behalf of the Controlling Company to administer the Plan, all as provided in Article VIII.

         1.3 AVERAGE PRIME RATE shall mean, for any Plan Year, the average of the prime rate (as defined hereinbelow) for such Plan Year and the two immediately preceding Plan Years. The "prime rate" for a Plan Year shall be the rate of interest that is identified as the prime lending rate in the Money Rate Section of the last Southeastern Edition of The Wall Street Journal published during such Plan Year. If more than one prime rate is identified, the highest identified prime rate will be used.

         1.4 BENEFICIARY shall mean, with respect to a Participant, the person(s) designated in accordance with Section 5.5 to receive any death benefits that may be payable under the Plan upon the death of the Participant.

         1.5 BOARD shall mean the Board of Directors of the Controlling Company.

         1.6 BUSINESS DAY shall mean each day on which the National Association of Securities Dealers Automated Quotation System ("NASDAQ") is open for trading and on which the Plan's recordkeeper, the Trustee and each Investment Fund are all open to the public for business.

         1.7 CHANGE IN CONTROL shall mean consummation of (A) a merger, consolidation or other business combination of a Participating Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Participating Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) at least 50 percent of the outstanding common stock of the Participating Company or such surviving entity (or parent or affiliate thereof) outstanding immediately after such merger, consolidation or business combination; (B) a plan of complete liquidation of the Participating Company; or (C) an agreement for the sale or

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disposition by the Participating Company of all or substantially all of the
Participating Company's assets.

         1.8 CODE shall mean the Internal Revenue Code of 1986, as amended.

         1.9 COMPENSATION shall mean, for a Participant for any Plan Year, the total of such Participant's cash compensation for such Plan Year paid or payable in a regular paycheck or bonus paycheck while an active Participant in the Plan, plus any amounts deferred at the election of the Participant under any plan described in Code Section 125 or Code Section 401(k) for such Plan Year, plus his Deferral Contributions for such Plan Year; provided, for purposes of calculating a Participant's Compensation for purposes of the Plan, the Code
Section 401(a)(17) Limitation shall be disregarded.

         1.10 CONTROLLED GROUP shall mean the Controlling Company and all of the companies that are either (i) members of the same controlled group of corporations (within the meaning of Code Section 414(b)) or (ii) under common control (within the meaning of Code Section 414(c)), with the Controlling Company.

         1.11 CONTROLLING COMPANY shall mean Interim Services Inc., a corporation with its principal place of business in Ft. Lauderdale, Florida.

         1.12 DEFERRAL CONTRIBUTIONS shall mean, for each Plan Year, that portion of a Participant's Compensation deferred under the Plan pursuant to
Section 3.2.

         1.13 DEFERRAL ELECTION shall mean a written election form (or other mechanism permitted by the Administrative Committee for making elections) which a Participant may use to elect to defer a portion of his Compensation under the Plan.

         1.14 DISABILITY shall mean that a Participant is, in the opinion of an insurance company retained by the Administrative Committee, wholly prevented from performing the duties assigned to such Participant by the Participating Company employing such Participant, by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration. In making such determination, the Administrative Committee, in its sole discretion, may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee. The decision of the Administrative Committee as to Disability shall be final and binding.

         1.15 EARLY RETIREMENT DATE shall mean the date of a Participant's termination of employment after his attaining age 55 and completing 5 Years of Vesting Service.

         1.16 EFFECTIVE DATE shall mean April 1, 1997, the date as of which this restatement of the Plan shall be effective. The Plan initially was effective on April 8, 1995.

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         1.17 ELIGIBLE EMPLOYEE shall mean, for a Plan Year or portion of a Plan
Year, an individual:

                  (a) Who is an employee of a Participating Company, exclusive of any individual who is classified as an independent contractor under such Participating Company's customary worker classification practices (whether or not such individual is actually a common law employee);

                  (b) Who is a member of a select group of highly compensated or key management employees;

                  (c) Either (i) who, for such Plan Year, is classified as a Highly Compensated Employee under Code Section 414(q) or has satisfied such other minimum compensation and/or other classification requirements, if any, established from time to time by the Administrative Committee, or (ii) who otherwise is designated by the Administrative Committee, in its sole discretion, as eligible to participate in the Plan.

         1.18 EMPLOYMENT DATE shall mean, with respect to an Eligible Employee, the first day as of which he commences (or, in the case of a rehire, recommences) his employment with a member of the Controlled Group.

         1.19 ENTRY DATE shall mean the first day of each calendar month.

         1.20 ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.21 401(k) PLAN shall mean the Interim Services Inc. 401(k) Benefit Plan.

         1.22 FINANCIAL HARDSHIP shall mean a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent [as defined in Code Section 152(a)], loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. Financial Hardship shall be determined by the Administrative Committee on the basis of the facts of each case, including information supplied by the Participant in accordance with uniform guidelines prescribed from time to time by the Administrative Committee; provided, the Participant will be deemed not to have a Financial Hardship to the extent that such hardship is or may be relieved:

                  (a) Through reimbursement or compensation by insurance or otherwise;

                  (b) By liquidation of the Participant's assets, to the extent the liquidation of assets would not itself cause severe financial hardship; or

                  (c) By cessation of deferrals under the Plan.

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Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

         1.23 INTERIM SERVICES INC. STOCK FUND shall mean the investment fund under the 401(k) Plan which invests primarily in the common stock of the Controlling Company.

         1.24 INVESTMENT ELECTION shall mean an election, made in such form as the Administrative Committee may direct or permit, pursuant to which a Participant may elect the Investment Funds in which the amounts credited to his Account shall be deemed to be invested.

         1.25 INVESTMENT FUNDS shall mean the investment funds selected from time to time by the Administrative Committee for purposes of determining the rate of return on amounts deemed invested pursuant to Participants' elections.

         1.26 MATCHING CONTRIBUTIONS shall mean, for each Plan Year, the amount credited to a Participant's Account pursuant to Section 3.3.

         1.27 NORMAL RETIREMENT DATE shall mean the date of a Participant's termination of employment after his attaining age 65.

         1.28 PARTICIPANT shall mean any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II.

         1.29 PARTICIPATING COMPANY shall mean the Controlling Company and any members of its Controlled Group that adopt the Plan as participating companies therein. A list of such members that are participating in the Plan shall be set forth on Exhibit A hereto.

         1.30 PLAN shall mean the Interim Services Inc. Deferred Compensation Plan, as amended and restated herein, and all amendments hereto. For tax purposes and purposes of Title I of ERISA, the Plan is intended to be an unfunded, nonqualified deferred compensation plan covering certain designated employees who are within a select group of key management or highly compensated employees.

         1.31 PLAN YEAR shall mean the 12-consecutive-month period ending on December 31 of each year.

         1.32 SURVIVING SPOUSE shall mean, with respect to a Participant, the person who is treated as married to such Participant under the laws of the state in which the Participant resides. The determination of a Participant's Surviving Spouse shall be made as of the date of such Participant's death.

         1.33 TRUST OR TRUST AGREEMENT shall mean the separate agreement or agreements between the Controlling Company and the Trustee governing the creation of the Trust Fund, and all amendments thereto.

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         1.34 TRUSTEE shall mean the party or parties so designated from time to time pursuant to the terms of the Trust Agreement.

         1.35 TRUST FUND shall mean the total amount of cash and other property held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

         1.36 VALUATION DATE shall mean each Business Day; provided, the value of an Account on a day other than a Business Day shall be the value determined for the immediately preceding Business Day.

         1.37 YEAR OF VESTING SERVICE shall mean, with respect to a Participant, each year of vesting service credited to such Participant under the terms of the 401(k) Plan.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

         2.1 ELIGIBILITY.

                  (a) GENERAL RULE. Every Eligible Employee shall become eligible to actively participate in the Plan on the Entry Date coincident with or next following the date that is such Eligible Employee's 90-day anniversary of his Employment Date; provided he is an Eligible Employee on such Entry Date. In addition, the Administrative Committee, in its sole discretion, may designate any individual who is an Eligible Employee, but who has not yet satisfied the 90-day eligibility period, as eligible to participate in the Plan for a portion of any Plan Year before he otherwise becomes eligible to participate, and such individual's participation shall become effective as of the date specified by the Administrative Committee (assuming he satisfies the procedures for admission described below).

                  (b) PARTICIPATION UPON EFFECTIVE DATE. Each Eligible Employee who is an active Participant in the Plan on the day immediately preceding the Effective Date shall continue as an active Participant in accordance with the terms of the Plan.

                  (c) NEW PARTICIPATING COMPANIES. For employees of companies that become Participating Companies after the Effective Date, each Eligible Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company shall become eligible to participate in the Plan as of such Participating Company's effective date under the Plan, if, as of the Participating Company's effective date, the Eligible Employee has met the applicable eligibility requirements under Section 2.1(a).

                  (d) PREDECESSOR EMPLOYER. To the extent determined by the Administrative Committee, an Eligible Employee's periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, a member of the Controlled Group shall be taken into account in determining whether he has completed the eligibility requirements set forth herein, and, in its sole discretion, the Administrative Committee may establish a special entry date for all Eligible Employees of such an acquired business.

         2.2 PROCEDURE FOR ADMISSION.

                  Each Eligible Employee shall become a Participant by completing such forms and providing such data in a timely manner, as are required by the Administrative Committee as a precondition of participation in the Plan. Such forms and data may include, without limitation, a Deferral Election, the Eligible Employee's acceptance of the terms and conditions of the Plan, and the designation of a Beneficiary to receive any death benefits payable hereunder.

         2.3 CESSATION OF ELIGIBILITY.

                  (a) CESSATION OF ELIGIBLE STATUS. An individual's active participation in the Plan shall cease as of the date his employment with all Participating Companies terminates. In addition, the Administrative Committee may remove an employee from active participation in the Plan if, as of any day during a Plan Year, he ceases to satisfy the criteria which qualified him as an Eligible Employee. Upon cessation of, or removal from, a Participant's active participation in the Plan, his deferrals under the Plan shall cease.

                  (b) INACTIVE PARTICIPANT STATUS. Even if his active participation in the Plan ends, an employee shall remain an inactive Participant in the Plan until the earlier of (i) the date the full amount of his vested Account (if any) is distributed from the Plan, or (ii) the date he again becomes an Eligible Employee and recommences participation in the Plan. During the period of time that an employee is an inactive Participant in the Plan, his vested Account shall continue to be credited with earnings pursuant to the terms of Section 3.5.

                  (c) PARTICIPATION AFTER REEMPLOYMENT. If an Eligible Employee satisfies the eligibility requirements set forth in Section 2.1, terminates employment with all Participating Companies (either before or after he becomes a Participant), and then is reemployed as an Eligible Employee by a Participating Company, he shall become an active Participant as of the Entry Date coinciding with or next following his completion of the eligibility requirements set forth in Section 2.1.

                                   ARTICLE III
                 PARTICIPANTS' ACCOUNTS; DEFERRALS AND CREDITING

         3.1 PARTICIPANTS' ACCOUNTS.

                  (a) ESTABLISHMENT OF ACCOUNTS. The Administrative Committee shall establish and maintain, on behalf of each Participant, an Account. Each Account shall be credited with (i) Deferral Contributions, (ii) Matching Contributions, and (iii) earnings attributable to such Account, and shall be debited by distributions. Each Account of a Participant shall be maintained until the value thereof has been distributed to or on behalf of such Participant or his Beneficiary.

                  (b) NATURE OF CONTRIBUTIONS AND ACCOUNTS. The amounts credited to a Participant's Account shall be represented solely by bookkeeping entries. Except as provided in Article VII, no monies or other assets shall actually be set aside for such Participant, and all payments to a Participant under the Plan shall be made from the general assets of the Participating Companies.

                  (c) SEVERAL LIABILITIES. Each Participating Company shall be severally (and not jointly) liable for the payment of benefits under the Plan in an amount equal to the total of (i) all undistributed Deferral Contributions withheld from Participants' Compensation paid or payable by each such Participating Company, (ii) all undistributed Matching Contributions, and (iii) all investment earnings attributable to such Deferral Contributions and Matching Contributions. The Administrative Committee shall allocate the total liability to pay benefits under the Plan among the Participating Companies pursuant to this formula, and the Administrative Committee's determination shall be final and binding.

                  (d) GENERAL CREDITORS. Any assets which may be acquired by a Participating Company in anticipation of its obligations under the Plan shall be part of the general assets of such Participating Company. A Participating Company's obligation to pay benefits under the Plan constitutes a mere promise of such Participating Company to pay such benefits, and a Participant or Beneficiary shall be and remain no more than an unsecured, general creditor of such Participating Company.

         3.2 DEFERRAL CONTRIBUTIONS.

                  Each Eligible Employee who is or becomes eligible to participate in the Plan for all or any portion of a Plan Year may irrevocably elect to have Deferral Contributions made on his behalf for such Plan Year by completing and submitting to the Administrative Committee (or its designee) a Deferral Election setting forth the terms of his election. Subject to the terms and conditions set forth below, a Deferral Election may provide for the reduction of an Eligible Employee's Compensation payable in each regular paycheck and any bonus paycheck paid during the Plan Year for which the Deferral Election is in effect. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms shall apply to such elections:

         (a) EFFECTIVE DATE.

                  (i) INITIAL DEFERRAL ELECTION. A Participant's initial Deferral Election with respect to his Compensation for any Plan Year shall be effective for the first paycheck earned after the date the Deferral Election becomes effective. To be effective, a Participant's initial Deferral Election must be made within the time period prescribed by the Administrative Committee (generally, before the first day of the Plan Year for which Deferral Contributions will be made, or, if later, before the date on which his participation becomes effective pursuant to Section 2.1. If an Eligible Employee fails to submit a Deferral Election in a timely manner, he shall be deemed to have elected not to participate in the Plan for that Plan Year.

                  (ii) SUBSEQUENT DEFERRAL ELECTION. A Participant's subsequent Deferral Election with respect to his Compensation for any Plan Year must be made on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is payable. Notwithstanding the foregoing, any individual, who is a Participant in the Plan immediately before the Effective Date, may make a new Deferral Election on or before March 15, 1997, to be effective for the first paycheck earned after the Election Date; provided, if such individual does not make such a new Deferral Election, the Deferral Election he had in effect immediately before the Effective Date (if any) shall remain in effect.

                  (b) TERM. Each Participant's Deferral Election shall remain in effect for all Compensation earned during a Plan Year and each subsequent Plan Year until the earlier of (i) the date the Participant ceases to be an active Participant, or (ii) the effective date of any subsequent Deferral Election or revocation of such Deferral Election made by the Participant. If a Participant is transferred from the employment of one Participating Company to the employment of another Participating Company, his Deferral Election with the first Participating Company will remain in effect and will apply to his Compensation from the second Participating Company until the earlier of those events set forth in the preceding sentence.

                  (c) AMOUNT. A Participant may elect to defer his Compensation payable in each regular paycheck in 1 percent increments, up to a maximum of 20 percent (or such other maximum percentage and/or amount, if any, established by the Administrative Committee from time-to-time).

                  (d) REVOCATION. A Participant may revoke his Deferral Election by delivering a written notice of revocation to the Administrative Committee, and such revocation shall be effective as soon as practicable after the date on which it is received by the Administrative Committee. (See also Section 2.3(a)) A Participant who revokes a Deferral Election may enter into a new Deferral Election with respect to his Compensation for any subsequent Plan Year by making such Deferral Election on or before the last day of the Plan Year immediately preceding the Plan Year for which he desires to participate and in which the Compensation to be deferred is earned.

                  (e) CREDITING OF DEFERRED COMPENSATION. For each Plan Year that a Participant has a Deferral Election in effect, the Administrative Committee shall credit the amount of such Participant's Deferral Contributions to his Account on, or as soon as practicable after, the Valuation Date on which such amount would have been paid to him but for his Deferral Election.

         3.3 MATCHING CONTRIBUTIONS.

                  As of the end of each payroll period (or such other date or time as the Administrative Committee, in its sole discretion, determines from time-to-time), the Administrative Committee may credit to each Participant's Account for such payroll period a Matching Contribution in an amount, or equal to such percentage of a Participant's Deferred Contribution, as the Administrative Committee, with the approval of the Compensation Committee of the Board, may determine.

         3.4 DEBITING OF DISTRIBUTIONS.

                  As of each Valuation Date, the Administrative Committee shall debit each Participant's Account for any amount distributed from such Account since the immediately preceding Valuation Date.

         3.5 CREDITING OF EARNINGS.

                  As of each Valuation Date prior to the date as of which distribution of a Participant's Account balance is made or commences, the Administrative Committee shall credit to each Participant's Account the amount of earnings and/or losses applicable thereto for the period since the immediately preceding Valuation Date. Such crediting of earnings and/or losses shall be effected as of each Valuation Date, as follows:

                  (a) The Administrative Committee first shall determine the rate of return for the period since the immediately preceding Valuation Date for each of the Investment Funds;

                  (b) The Administrative Committee next shall determine the amount of (i) each Participant's Account that was deemed invested in each such Investment Fund as of the immediately preceding Valuation Date; minus (ii) the amount of any distributions debited from the amount determined in clause (i) since the immediately preceding Valuation Date; and

                  (c) The Administrative Committee shall then apply the rate of return for each such Investment Fund for such Valuation Date (as determined in subsection (a) hereof) to the Participant's amount deemed invested in such Investment Fund for such Valuation Date (as determined in subsection (b) hereof), and the total amount of earnings and/or losses resulting therefrom shall be credited to such Participant's Account as of the applicable Valuation Date.

                  (d) Notwithstanding anything herein to the contrary, while Deferral Contributions and Matching Contributions may be allocated to a Participant's Account as of a particular date (as provided by the Plan), such Deferral Contributions and Matching Contributions shall be credited with earnings only from the date such amounts are actually credited to such Participant's Account by the Administrative Committee or its delegatee.

         3.6 VESTING.

                  A Participant shall at all times be fully vested in his Deferral Contributions, and the earnings credited to his Account with respect to such Deferral Contributions. The Matching Contributions credited to a Participant's Account and the earnings credited with respect thereto shall vest in accordance with the vesting schedule and rules, and at the same vesting percentage, as applies to employer contributions allocated to participants' accounts under the 401(k) Plan.

         3.7 NOTICE TO PARTICIPANTS OF ACCOUNT BALANCES.

                  At least once for each Plan Year, the Administrative Committee shall cause a written statement of a Participant's Account balance to be distributed to the Participant.

         3.8 GOOD FAITH VALUATION BINDING.

                  In determining the value of the Accounts, the Administrative Committee shall exercise its best judgment, and all such determinations of value (in the absence of bad faith) shall be binding upon all Participants and their Beneficiaries.

         3.9 ERRORS AND OMISSIONS IN ACCOUNTS.

                  If an error or omission is discovered in the Account of a Participant or in the amount of a Participant's deferrals, the Administrative Committee, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                   ARTICLE IV
                                INVESTMENT FUNDS

         4.1 SELECTION BY ADMINISTRATIVE COMMITTEE.

                  From time to time, the Administrative Committee shall select two or more Investment Funds for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. Initially, the Investment Funds available under the Plan shall be those investment funds offered under the 401(k) Plan on the Effective Date (other than the Interim Services Inc. Stock Fund, which shall only be available on a limited basis as described in Section 4.2(c)). The Administrative Committee may change, add or remove Investment Funds on a prospective basis at any time and in any manner it deems appropriate.

         4.2 PARTICIPANT DIRECTION OF DEEMED INVESTMENTS.

                  Each Participant generally may direct the manner in which his Account shall be deemed invested in and among the Investment Funds; provided, such investment directions shall be made in accordance with the following terms:

                  (a) NATURE OF PARTICIPANT DIRECTION. The selection of Investment Funds by a Participant shall be for the sole purpose of determining the rate of return to be credited to his Account, and shall not be treated or interpreted in any manner whatsoever as a requirement or direction to actually invest assets in any Investment Fund or any other investment media. The Plan, as an unfunded, nonqualified deferred compensation Plan, at no time shall have any actual investment of assets relative to the benefits or Accounts hereunder.

                  (b) INVESTMENT OF CONTRIBUTIONS. Except as otherwise provided in this Section, each Participant may make an Investment Election prescribing the percentage of his future contributions that will be deemed invested in each Investment Fund. An initial Investment Election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan and shall apply to all contributions credited to such Participant's Account after such date. Such Participant may make subsequent Investment Elections as of any Valuation Date, and such elections shall apply to all such specified contributions credited to such Participant's Account after such date. Any Investment Election made pursuant to this subsection with respect to future contributions shall remain effective until changed by the Participant.

                  (c) INVESTMENT OF EXISTING ACCOUNT BALANCES. Except as otherwise provided in this Section, each Participant's existing Account balance on the Effective Date will be deemed invested in the various categories of current Investment Funds based upon the categories selected in the Investment Election in effect for such Participant on the Effective Date. Each Participant may make an Investment Election, effective as of any Valuation Date after the Effective Date, prescribing a different percentage or dollar amount of his existing Account balance that will be deemed invested in each Investment Fund; provided, no Investment Election may increase the amount of a Participant's Account balance which is deemed to be invested in the Interim Services Inc. Stock Fund. Each such election shall remain in effect until changed by such Participant.

                  (d) ADMINISTRATIVE COMMITTEE DISCRETION. The Administrative Committee shall have complete discretion to adopt and revise procedures to be followed in making such Investment Elections. Such procedures may include, but are not limited to, the process of making elections, the permitted frequency of making elections, the incremental size of elections, the deadline for making elections and the effective date of such elections. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section shall supersede such provisions of this Section without the necessity of a Plan amendment.

                                    ARTICLE V
                           PAYMENT OF ACCOUNT BALANCES

         5.1 BENEFIT PAYMENTS UPON TERMINATION OF SERVICE FOR REASONS OTHER THAN DEATH.

                  (a) GENERAL RULE CONCERNING BENEFIT PAYMENTS. In accordance with the terms of subsection (b) hereof, if a Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death (including the cessation of his employer's membership in the Controlled Group), he (or his Beneficiary, if he dies after such termination of employment but before distribution of his Account) shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral Contributions and Matching Contributions made since such Valuation Date; and minus (iii) the amount of any distributions made to the Participant since such Valuation Date. For purposes of this subsection, the "Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure.

                  (b) TIMING OF DISTRIBUTION. The distribution of the vested benefit payable to a Participant under this Section shall be made or commenced as soon as administratively feasible after the date the Participant terminates his employment with the Controlling Company and all other members of the Controlled Group for any reason other than death.

         5.2 FORM OF DISTRIBUTION.

                  (a) SINGLE-SUM PAYMENT. Except as provided in subsection (b) hereof, the benefit payable to a Participant under Section 5.1 shall be distributed in the form of a single-sum payment.

                  (b) ANNUAL INSTALLMENTS. A Participant may elect, at the time he makes his initial Deferral Election, or at any later time that is at least 1 year before his benefit commencement date, to have any benefit payable under
Section 5.1 on account of the Participant's termination of employment on or after his Normal Retirement Date or Early Retirement Date paid in the form of annual installments over a 5, 10 or 15 year period; provided, if the Administrative Committee, in its sole discretion, determines that such Participant has a Disability at the time his employment terminates, his entire Account shall be paid in the form of a single-sum payment as provided in Section
5.1 hereof. In the event a Participant elects to have any benefit payable under
Section 5.1 paid in the form of annual installments, such Participant may elect, at any time that is at least 1 year before his benefit commencement date, to have his benefit paid in the form of a single-sum payment.

                           (i) The installment payments shall be made in annual
installments (adjusted for interest income between payments in the manner described in subsection (b)(ii) hereof), commencing as soon as administratively feasible after the Participant's termination of employment, and continuing each successive January thereafter. The initial value of the obligation for the installment payments shall be equal to the amount of the Participant's Account balance calculated in accordance with the terms of Section 5.1(a).

                           (ii) As of the first day of January of the calendar
year following the Participant's termination of employment, and on the first day of each succeeding January thereafter, the Administrative Committee shall credit interest to the Participant's Account for the applicable period by applying a per annum rate equal to the total of (i) the Average Prime Rate for the Plan Year ending immediately before such date; plus (ii) 100 basis points.

                           (iii) If a Participant dies after payment of his
benefit from the Plan has begun, but before his entire benefit has been distributed, the remaining amount of his Account balance shall be distributed to the Participant's designated Beneficiary in the form of a single-sum payment on the Participant's next scheduled payment date as determined in accordance with subsection (b)(ii) hereof.

                           (iv) Notwithstanding anything in this subsection (b)
to the contrary, if the Administrative Committee, in its sole discretion, determines that, during the period of annual installment payments elected under this subsection (b), the Participant is engaging in any act in competition with the Controlling Company or any member of the Controlled Group, the Administrative Committee may (but shall not be required to) direct that the remaining balance in the Participant's Account be distributed in a single-sum payment to such Participant as soon as practicable following such determination. For purposes of this subsection (b)(iv), a Participant shall be deemed to be engaging in an "act in competition" if the Administrative Committee determines that he owns, manages, operates, controls, directs, becomes a director of, or accepts employment in a managerial or sales position with, any other business engaged in the sale, distribution or provision of products or services competitive with those products or services sold, distributed or provided by the Controlling Company or any member of the Controlled Group; provided, nothing contained herein shall be deemed to prohibit the Administrative Committee from determining that a Participant is engaging in an "act in competition" with the Controlling Company or a member of the Controlled Group as a result of any other action by such Participant.

         5.3 DEATH BENEFITS.

                  If a Participant dies before payment of his benefit from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee shall be entitled to receive a distribution of the total of (i) the entire vested amount credited to such Participant's Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral and Matching Contributions made since such Valuation Date; and minus (iii) the amount of any distributions made to the Participant since such Valuation Date. For purposes of this Section, the

"Valuation Date on which such distribution is processed" refers to the Valuation Date established for such purpose by administrative practice, even if actual payment is made at a later date due to delays in valuation, administration or any other procedure. The benefit shall be distributed to such Beneficiary or Beneficiaries, as soon as administratively feasible after the date of the Participant's death, in the form of a single-sum payment.

         5.4 IN-SERVICE DISTRIBUTIONS.

                  (a) HARDSHIP DISTRIBUTIONS. In the event the Administrative Committee determines that hardship distributions shall be allowed generally under the Plan, then upon receipt of an application for an in-service hardship distribution and the Administrative Committee's decision, made in its sole discretion, that a Participant has suffered a Financial Hardship, such Participant shall be entitled to receive an in service distribution. Such distribution shall be paid in a single sum payment as soon as administratively feasible after the Administrative Committee determines that the Participant has incurred a Financial Hardship. The amount of such single sum payment shall be limited to the amount that the Administrative Committee determines is reasonably necessary to meet the Participant's requirements resulting from the Financial Hardship. The amount of such distribution shall reduce the Participant's Account balance as provided in Section 3.4.

                  (b) DISTRIBUTIONS WITH FORFEITURE. Notwithstanding any other provision of this Article V to the contrary, a Participant may elect, at any time prior to termination of his employment with the Controlling Company and all other members of the Controlled Group, to receive a distribution of up to 90% of the total of (i) the entire vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed; plus (ii) the vested amount of Deferral Contributions and Matching Contributions made since such Valuation Date; and minus (iii) the amount of any distributions made to the Participant since such Valuation Date. Such distribution shall be made as soon as administratively feasible after the date of the Participant's election under this subsection (b). As of the Valuation Date as of which such distribution is processed, an amount equal to 10% of such Participant's total Account balance as of such date, both vested and nonvested portions, shall be permanently and irrevocably forfeited, and such Participant shall not be eligible to again participate in the Plan for a period of 1 year after such distribution. Such participant may resume active participation in the Plan on the Entry Date coincident with on next following the 1-year anniversary of such distribution by making a new Deferral Election and satisfying any other procedures for admission under Section 2.2. If such Participant fails to make a Deferral Election before the date he is eligible to resume active participation in the Plan, he shall be deemed to have elected not to participate in the Plan for the remainder of that Plan Year.

         5.5 BENEFICIARY DESIGNATION.

                  (a) GENERAL. Participants shall designate and from time to time may redesignate their Beneficiaries in such form and manner as the Administrative Committee may determine.

                  (b) No Designation or Designee Dead or Missing. In the event that:

                           (i) a Participant dies without designating a
Beneficiary;

                           (ii) the Beneficiary designated by a Participant is
not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or

                           (iii) the Beneficiary designated by a Participant
cannot be located by the Administrative Committee within 1 year from the date benefits are to be paid to such person;

then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under the Plan shall be the Participant's Surviving Spouse, if any, and if not, the estate of the Participant.

         5.6 TAXES.

                  If the whole or any part of any Participant's or Beneficiary's benefit hereunder shall become subject to any estate, inheritance, income or other tax which the Participating Companies shall be required to pay or withhold, the Participating Companies shall have the full power and authority to withhold and pay such tax out of any monies or other property in its hand for the account of the Participant or Beneficiary whose interests hereunder are so affected. Prior to making any payment, the Participating Companies may require such releases or other documents from any lawful taxing authority as it shall deem necessary. Notwithstanding anything in the Plan to the contrary, the distribution of a Participant's benefit hereunder prior to his termination of employment with the Company shall be limited to an amount that would not cause the Participant to receive compensation that the Administrative Committee determines would not be deductible under Code Section 162(m).

                                   ARTICLE VI
                                     CLAIMS

         6.1 INITIAL CLAIM. Claims for benefits under the Plan may be filed with the Administrative Committee on forms or in such other written documents, as the Administrative Committee may prescribe. The Administrative Committee shall furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed. In the event the claim is denied, the notice of the disposition of the claim shall provide the specific reasons for the denial, citations of the pertinent provisions of the Plan, and, where appropriate, an explanation as to how the claimant can perfect the claim and/or submit the claim for review.

         6.2 APPEAL. Any Participant or Beneficiary who has been denied a benefit shall be entitled, upon request to the Administrative Committee, to appeal the denial of his claim. The claimant (or his duly authorized representative) may review pertinent documents related to the Plan and in the Administrative Committee's possession in order to prepare the appeal. The request for review, together with written statement of the claimant's position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (a). The Administrative Committee's decision shall be made within 60 days following the filing of the request for review. If unfavorable, the notice of the decision shall explain the reasons for denial and indicate the provisions of the Plan or other documents used to arrive at the decision.

         6.3 SATISFACTION OF CLAIMS. Any payment to a Participant or Beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrative Committee and the Participating Companies, any of whom may require such Participant or Beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrative Committee or the Participating Companies. If receipt and release is required but the Participant or Beneficiary (as applicable) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Administrative Committee or the Participating Companies receive a proper receipt and release.

                                   ARTICLE VII
                             SOURCE OF FUNDS; TRUST

         7.1 SOURCE OF FUNDS.

                  Except as provided in this Section and Section 7.2 (relating to the Trust), each Participating Company shall provide the benefits described in the Plan from its general assets. However, to the extent that funds in such Trust allocable to the benefits payable under the Plan are sufficient, the Trust assets may be used to pay benefits under the Plan. If such Trust assets are not sufficient to pay all benefits due under the Plan, then the appropriate Participating Company shall have the obligation, and the Participant or Beneficiary, who is due such benefits, shall look to such Participating Company to provide such benefits.

         7.2 TRUST.

                  (a) ESTABLISHMENT. To the extent determined by the Controlling Company, the Participating Companies shall transfer the funds necessary to fund benefits accrued hereunder to the Trustee to be held and administered by the Trustee pursuant to the terms of the Trust Agreement. Except as otherwise provided in the Trust Agreement, each transfer into the Trust Fund shall be irrevocable as long as a Participating Company has any liability or obligations under the Plan to pay benefits, such that the Trust property is in no way subject to use by the Participating Company; provided, it is the intent of the Controlling Company that the assets held by the Trust are and shall remain at all times subject to the claims of the general creditors of the Participating Companies.

                  (b) DISTRIBUTIONS. Pursuant to the Trust Agreement, the Trustee shall make payments to Plan Participants and Beneficiaries in accordance with a payment schedule provided by the Participating Company. The Participating Company shall make provisions for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Participating Company.

                  (c) STATUS OF THE TRUST. No Participant or Beneficiary shall have any interest in the assets held by the Trust or in the general assets of the Participating Companies other than as a general, unsecured creditor. Accordingly, a Participating Company shall not grant a security interest in the assets held by the Trust in favor of the Participants, Beneficiaries or any creditor.

                  (d) CHANGE IN CONTROL. Notwithstanding anything in this
Article VII to the contrary, in the event of a Change in Control of any Participating Company, such Participating Company (or, if the Change in Control occurs with respect to the Controlling Company, each of the Participating Companies) shall immediately transfer to the Trustee an amount equal to the aggregate of all benefit amounts (determined as of the Valuation Date as of which the Change in Control occurs) of all Participants for which such Participating Company is liable for payment in accordance with the terms of Section 3.1(c). The funds so transferred shall be held and administered by the Trustee pursuant to the terms of the Trust Agreement and the foregoing provisions of this Section 7.2.

                                  ARTICLE VIII
                            ADMINISTRATIVE COMMITTEE

         8.1 ACTION.

                  Action of the Administrative Committee may be taken with or without a meeting of committee members; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action. If a member of the committee is a Participant or Beneficiary, he shall not participate in any decision which solely affects his own benefit under the Plan. For purposes of administering the Plan, the Administrative Committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or any other written direction on behalf of the Administrative Committee.

         8.2 RIGHTS AND DUTIES.

                  The Administrative Committee shall administer the Plan and shall have all powers necessary to accomplish that purpose, including (but not limited to) the following:

                  (a) To construe, interpret and administer the Plan;

                  (b) To make determinations required by the Plan, and to maintain records regarding Participants' and Beneficiaries' benefits hereunder;

                  (c) To compute and certify to the Participating Companies the amount and kinds of benefits payable to Participants and Beneficiaries, and to determine the time and manner in which such benefits are to be paid;

                  (d) To authorize all disbursements by the Participating Companies pursuant to the Plan;

                  (e) To maintain all the necessary records of the administration of the Plan;

                      To make and publish such rules for the regulation of the Plan as are not inconsistent with the terms hereof;

                  (f) To delegate to other individuals or entities from time to time the performance of any of its duties or responsibilities hereunder;

                  (g) To hire agents, accountants, actuaries, consultants and legal counsel to assist in operating and administering the Plan.

The Administrative Committee shall have the exclusive right to construe and interpret the Plan, to decide all questions of eligibility for benefits and to determine the amount of such benefits, and its decisions on such matters shall be final and conclusive on all parties.

         8.3 COMPENSATION, INDEMNITY AND LIABILITY.

                  The Administrative Committee and its members shall serve as such without bond and without compensation for services hereunder. All expenses of the Administrative Committee shall be paid by the Participating Companies. No member of the committee shall be liable for any act or omission of any other member of the committee, nor for any act or omission on his own part, excepting his own willful misconduct. The Participating Companies shall indemnify and hold harmless the Administrative Committee and each member thereof against any and all expenses and liabilities, including reasonable legal fees and expenses, arising out of his membership on the committee, excepting only expenses and liabilities arising out of his own willful misconduct.

                                   ARTICLE IX
                            AMENDMENT AND TERMINATION

         9.1 AMENDMENTS.

                  The Administrative Committee shall have the right, in its sole discretion, to amend the Plan in whole or in part at any time and from time to time, subject to approval by the Vice President of Administration or the Chief Financial Officer of the Controlling Company, or by the Board. Any amendment shall be in writing and executed by a duly authorized officer of the Controlling Company. An amendment to the Plan may modify its terms in any respect whatsoever, and may include, without limitation, a permanent or temporary freezing of the Plan such that the Plan shall remain in effect with respect to existing Account balances without permitting any new contributions; provided, no such action may reduce the amount already credited to a Participant's Account without the affected Participant's written consent. All Participants and Beneficiaries shall be bound by such amendment. Notwithstanding anything in this
Section 9.1 to the contrary, the following provisions shall apply to all amendments to the Plan:

                  (a) No amendment shall increase the duties or liabilities of the Trustee without the consent of such party;

                  (b) No amendment shall decrease the balance or vested percentage of an Account;

                  (c) No amendment shall be made which would divert any of the assets of the Trust to any purpose other than the exclusive benefit of the Participants and their Beneficiaries;

                  (d) No amendment which increases the rate of contributions by the Controlling Company or any Participating Company under the Plan shall be made without approval of the Board or its Compensation Committee; and

                  (e) Each amendment shall be approved by the Administrative Committee by resolution.

         9.2 TERMINATION OF PLAN.

                  The Controlling Company reserves the right to discontinue and terminate the Plan at any time, for any reason. Any action to terminate the Plan shall be taken by the Board in the form of a written Plan amendment executed by a duly authorized officer of the Controlling Company. If the Plan is terminated, each Participant shall become 100 percent vested in his Account which shall be distributed in a single sum as soon as practicable after the date the Plan is terminated. The amount of any such distribution shall be determined as of the Valuation Date such termination distribution is to be processed. Such termination shall be binding on all Participants and Beneficiaries.

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 TAXATION.

                  It is the intention of the Controlling Companies that the benefits payable hereunder shall not be deductible by the Participating Companies nor taxable for federal income tax purposes to Participants or Beneficiaries until such benefits are paid by the Participating Companies, or the Trust, as the case may be, to such Participants or Beneficiaries. When such benefits are so paid, it is the intention of the Participating Companies that they shall be deductible by the Participating Companies under Code Section 162.

         10.2 NO EMPLOYMENT CONTRACT.

                  Nothing herein contained is intended to be nor shall be construed as constituting a contract or other arrangement between a Participating Company and any Participant to the effect that the Participant will be employed by the Participating Company for any specific period of time.

         10.3 HEADINGS.

                  The headings of the various articles and sections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a section shall refer to a section of the Plan unless specified otherwise.

         10.4 GENDER AND NUMBER.

                  Use of any gender in the Plan will be deemed to include all genders when appropriate, and use of the singular number will be deemed to include the plural when appropriate, and vice versa in each instance.

         10.3 ASSIGNMENT OF BENEFITS.

                  The right of a Participant or his Beneficiary to receive payments under the Plan may not be anticipated, alienated, sold, assigned, transferred, pledged, encumbered, attached or garnished by creditors of such Participant or Beneficiary, except by will or by the laws of descent and distribution and then only to the extent permitted under the terms of the Plan.

         10.4 LEGALLY INCOMPETENT.

                  The Administrative Committee, in its sole discretion, may direct that payment be made to an incompetent or disabled person, whether because of minority or mental or physical disability, to the guardian of such person or to the person having custody of such person, without further liability on the part of a Participating Company for the amount of such payment to the person on whose account such payment is made.

         10.7 GOVERNING LAW.

                  The Plan shall be construed, administered and governed in all respects in accordance with applicable federal law (including ERISA) and, to the extent not preempted by federal law, in accordance with the laws of the State of Florida. If any provisions of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.


         IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by its duly authorized officer on the ____ day of ____________, 1997.


                                        INTERIM SERVICES INC.

                                        By:
                                                --------------------------------
                                        Title:
                                                --------------------------------

                                    EXHIBIT A

                             PARTICIPATING COMPANIES
                               (See Section 1.12)

COMPANY NAMES
         EFFECTIVE DATE